EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND

EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND

Supplement to Statements of Additional Information (“SAIs”) dated April 29, 2022

EATON VANCE TAX-MANAGED BUY-WRITE INCOME FUND

Supplement to SAI dated May 4, 2023

The following changes are effective July 1, 2024:

1.	The following portfolio managers are added to the tables under “Portfolio Managers.” in “Investment Advisory and Other Services” in each Fund’s SAI:
	Number of All Accounts	Total Assets of All Accounts	Number of Accounts Paying a Performance Fee	Total Assets of Accounts Paying a Performance Fee
Xiaozhen Li(1)
Registered Investment Companies	8	$3,106.3	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	96,506	$245,735.6	0	$0
Gordon Wotherspoon(1)
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	0	$0	0	$0
Other Accounts	96,675	$275,665.4	0	$0
(1)	As of April 30, 2024.

Portfolio Manager	Dollar Range of Equity Securities Beneficially Owned in the Fund	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Eaton Vance Family of Funds
Xiaozhen Li(1)	None	None
Gordon Wotherspoon(1)	None	None
(1)	As of April 30, 2024.

June 28, 2024